UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 7, 2020

(Date of earliest event reported)

A. M. CASTLE & CO.

(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220

Oak Brook, IL 60523

(Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2020, A.M. Castle & Co. (the “Company”) announced that Steven W. Scheinkman retired as Chief Executive Officer of the Company and resigned his position as Chairman of the Board, each effective as of January 1, 2020. The Board of Directors (the “Board”) has appointed Michael J. Sheehan, currently a director, as Chairman of the Board and Marec E. Edgar, currently President of the Company, as President and CEO and a director, effective upon Mr. Scheinkman’s retirement. Mr. Scheinkman will remain on the Board and from time to time will serve as a senior advisor to management at the request of the CEO or the Chairman.

Mr. Edgar, age 43, joined the Company in 2014 as Vice President and General Counsel. He was promoted to Executive Vice President, General Counsel & Chief Administrative Officer of the Company in 2015 and promoted to President of the Company in 2018. Before joining the Company, he served in roles of increasing responsibility at Gardner Denver, Inc., most recently as Assistant General Counsel and Chief Compliance Officer.

There is no family relationship existing between Mr. Edgar and any executive officer or director of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Retirement Agreement and Release - Steven W. Scheinkman

In connection with Mr. Scheinkman’s retirement as Chief Executive Officer, the Company and Mr. Scheinkman entered into a Retirement Agreement and Release (the “Retirement Agreement”). The material terms of the Retirement Agreement are summarized below.

Mr. Scheinkman will receive a continuation of his base salary through March 31, 2020, and will receive his 2019 Short-Term Incentive Plan (“STIP”) compensation at 27.7% percent of target (equal to $225,000.00), which will be paid in a lump sum upon the earlier of the date the STIP payments are made to other executive officers and March 31, 2020. Mr. Scheinkman’s outstanding restricted stock and note awards vested in full effective as of January 1, 2020. Mr. Scheinkman will be available to serve as a senior consultant to management of the Company from time to time, at the direction of the Chief Executive Officer or Chairman of the Board. He will be paid a rate of $350 per hour for consulting services, except as otherwise agreed in writing.

The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement, which is filed as Exhibit 10.1, to this Current Report on Form 8-K and is incorporated by reference herein.

Amended and Restated Employment Agreement - Marec E. Edgar

In connection with Mr. Edgar’s appointment as Chief Executive Officer of the Company, the Company and Mr. Edgar entered into an amended and restated employment agreement (the “Employment Agreement”). The Employment Agreement has an initial three (3) year term (the “Initial Term”), which will be automatically renewed for additional one-year terms unless either party provides written notice of non-renewal to the other no less than 365 days prior to the end of the Initial Term or any renewal term. The material terms of the Employment Agreement are summarized below.

Base Salary and Bonus. Mr. Edgar will receive an initial annual base salary of $600,000 and will be eligible for an annual bonus under the Company’s Short Term Incentive Plan (the “STIP”) with a target amount of 125% of base salary with a maximum payment thereunder of 312.50% of base salary. Both base salary and bonus are subject to annual review.

Other Incentive Compensation. Mr. Edgar will continue to be eligible to participate in the Company’s 2017 Management Incentive Plan (“MIP”), under which officers and other key employees are eligible to receive awards denominated or payable in shares of the Company’s common stock and convertible notes convertible into shares of the Company’s common stock. Additional awards under the MIP shall be determined by the Board of the Directors of the Company in its sole discretion. Mr. Edgar is also eligible to participate in any other long-term incentive compensation plans that have been approved or are approved in the future by the shareholders of the Company and as administered by the Board.

Severance Terms. In the event Mr. Edgar’s employment with the Company terminates for any reason, he will be entitled to certain unpaid and accrued payments and benefits. However, if Mr. Edgar’s employment is terminated by the Company for “good cause” or if Mr. Edgar terminates his employment without “good reason”, then he will be entitled only to limited payments and benefits consisting primarily of earned but unpaid salary and those benefits as required by applicable law or the terms of the Company’s benefit programs.

In the event of termination of Mr. Edgar’s employment with the Company at the end of the Initial Term or any renewal term, and if such termination is solely due to non-renewal of the Employment Agreement by the Company, then Mr. Edgar will receive (i) all salary earned but not yet paid through the date of termination and (ii) (x) any prior-year STIP compensation earned but not yet paid and the prorated portion of any current year STIP compensation, and (y) any and all options, rights or awards granted to Mr. Edgar under the MIP prior to the termination date, that will vest on a prorated basis to reflect the portion of the applicable vesting period lapsed as of the date of termination. In the event of termination of the Employment Agreement due to non-renewal of the Employment Agreement by Mr. Edgar, then Mr. Edgar is entitled only to the salary earned but not yet paid through the date of termination.

In the event of termination of Mr. Edgar’s employment by the Company due to his death or permanent disability, Mr. Edgar or his beneficiaries will be entitled to (i) any compensation owed to Mr. Edgar through the date of his death or determination of permanent disability (including salary), (ii) any prior-year STIP compensation earned but not yet paid, plus the prorated portion of any current year STIP compensation and (iii) pro-rata vesting of each of his then outstanding and non-vested options, rights or awards under any of the Company’s incentive compensation plans. The Company will provide medical insurance and other benefits to Mr. Edgar and his dependents, as applicable, for ninety (90) days following his death or determination of permanent disability.

If Mr. Edgar’s employment is terminated by Mr. Edgar without “good reason” upon thirty (30) days’ prior written notice to the Company, then Mr. Edgar is entitled to payment of compensation and all other benefits through the date of termination; provided, however, that if the Company waives the required notice period and terminates his employment early, Mr. Edgar shall be entitled to payment of compensation and all other benefits that he would have been entitled to during such thirty-day notice period.

If Mr. Edgar’s employment is terminated either involuntarily by the Company and not due to “good cause” or by Mr. Edgar for “good reason”, then, in addition to payment of compensation and benefits earned through the date of termination, Mr. Edgar will be entitled to (i) a cash severance amount, which shall be equal to two times (2x) the sum of his base salary and the amount of his target STIP in the year the termination occurs; (ii) the prorated portion of any current year STIP; (iii) pro-rata vesting of each of his then outstanding and non-vested options, rights or awards under any of the Company’s incentive compensation plans; (iv) a monthly cash reimbursement for a period of two (2) years following termination for the portion of Mr. Edgar’s cost of COBRA premiums that are in excess of the active-employee cost of such coverage; and (v) the benefit of the auto allowance, mobile telephone allowance and other perquisites for one (1) year following termination.

The Employment Agreement provides for compensation due to termination of employment following a change in control. A “change in control” will be generally defined to include the acquisition of 40% or more of the Company’s voting power, specified changes in a majority of the Board, and the sale or liquidation of the Company. If Mr. Edgar’s employment is terminated in connection with a change in control either involuntarily by the Company and not due to “good cause” or by Mr. Edgar for “good reason”, then, in addition to payment of compensation and benefits earned through the date of termination, Mr. Edgar will receive (i) two and one-half times (2.5x) the sum of his base salary and the amount of his target STIP in the year the termination occurs; (ii) the prorated portion of any current year STIP; (iii) pro-rata vesting of each of his then outstanding and non-vested options, rights or awards under any of the Company’s incentive compensation plans; (iv) a monthly cash reimbursement for a period of two and one-half (2.5) years following termination for the portion of Mr. Edgar’s cost of COBRA premiums that are in excess of the active-employee cost of such coverage; and (v) the benefit of the auto allowance, mobile telephone allowance and other perquisites for one (1) year following termination. Mr. Edgar will be eligible to receive any remaining ungranted and unallocated portion of the MIP the Board is required to award in the event of a change in control, subject to the Board’s sole discretion to determine the recipients thereof and the allocation to such recipients.

In addition, the Employment Agreement contains confidentiality obligations as well as non-competition and non-solicitation covenants during employment and for two years after any termination; provided, however, that if Mr. Edgar’s employment is terminated in connection with a change in control, then the time period for any non-competition and non-solicitation covenants shall extend to two and one-half (2.5) years after such termination. Severance payments under the Employment Agreement will be conditioned upon Mr. Edgar’s timely execution of a waiver and release of claims against the Company and its affiliates, officers and directors.

Other Benefits. Mr. Edgar will be eligible to participate in the benefit programs and be entitled to such fringe benefits generally available to senior officers of the Company, including, without limitation, to life, medical, disability, paid time off, auto allowance, mobile telephone allowance and family insurance benefits as may be provided from time to time by the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.3, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01    Other Events.

On January 7, 2020, the Company issued a press release announcing the appointment of Michael J. Sheehan as Chairman of the Board and Marec E. Edgar as President and Chief Executive Officer of the Company upon the retirement of Steven W. Scheinkman as Chief Executive Officer and Chairman of the Board, as described above. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Retirement Agreement and Release by and between A.M. Castle & Co. and Steven W. Scheinkman
10.2	Amended and Restated Employment Agreement by and between A.M. Castle & Co. and Marec E. Edgar
99.1	Press Release dated January 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

Date: January 7, 2020	/s/ Jeremy T. Steele
Jeremy T. Steele Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Retirement Agreement and Release by and between A.M. Castle & Co. and Steven W. Scheinkman
10.2	Amended and Restated Employment Agreement by and between A.M. Castle & Co. and Marec E. Edgar
99.1	Press Release dated January 7, 2020